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                                                             OMB APPROVAL
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
     RULE 14a-6(e)(2)).
[ ]  Definitive Proxy Statement.
[X]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14A-11(c) or Section 240.14a-12

FIRST AMERICAN CAPITAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

FIRST AMERICAN COMMITTEE FOR PROTECTION OF SHAREHOLDER VALUE, ATTN: MARK A.
--------------------------------------------------------------------------------
OLIVER, SPOKESPERSON, 400 EAST ANDERSON LANE, AUSTIN, TEXAS 78752, (512)536-9785
--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
                          ------------------------------------------------------

2) Form, Schedule or Registration Statement No.:
                                                --------------------------------

3) Filing Party:
                ----------------------------------------------------------------

4) Date Filed:
              ------------------------------------------------------------------

PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (11-01)

ATTENTION: FIRST AMERICAN CAPITAL CORPORATION SHAREHOLDERS

                                                                  APRIL 30, 2003

The First American Committee for Protection of Shareholder Value (the "Shareholder Protection Committee") has initiated an effort to replace the present First American Capital Corporation ("First American") Board of Directors with a slate of directors that have a wealth of skill and experience in the insurance industry.

The Shareholder Protection Committee's members and its nominees (two of whom are founders of First American and three of whom are current directors of First American) are:

   o MICHAEL N. FINK, Founder, Former Chairman of the Board and a current Director of First American; Senior Vice President of Corporate Development, Citizens, Inc. - Lexington, Kentucky

   o RICKIE D. MEYER, Founder, Former President and a current Director of the Company; Consultant, Citizens, Inc. - Topeka, Kansas

   o DANNY N. BIGGS, Current Director of the Company; Consultant, Pickrell Drilling Company; Partner, Kelly Petroleum - Great Bend, Kansas

   o  DEAN F. FERRELL, Owner, Ferrell Construction of Topeka - Topeka, Kansas

   o  ROGER K. VIOLA, Attorney-at-Law - Topeka, Kansas

   o  HAROLD E. RILEY, Chairman of the Board, Citizens, Inc. - Austin, Texas

   o  MARK A. OLIVER, President, Citizens, Inc. - Austin, Texas

   o  RICK D. RILEY, Chief Executive Officer, Citizens, Inc. - Austin, Texas

The Shareholder Protection Committee is concerned by what it considers to be First American's lack of direction and life insurance experience and has decided to seek the election of its own slate of directors in an effort to deliver greater value and liquidity to the First American shareholders.

The reasons for this recommended change are numerous. Under the present senior management of First American and its nominated board:

o First American is a small life insurance holding company whose capital should not be further eroded. The Board nominees and present management of First American do not have the extensive experience in marketing and managing that is needed to steward a small life insurance holding company. EXPERIENCED MANAGEMENT IS NECESSARY TO GET THE JOB DONE AND PROTECT SHAREHOLDER VALUE.

o First American common stock does not trade in any market. There is currently no liquidity. In order words, there is no market for your shares. The only known purchases and sales the Shareholder Protection Committee is aware of were privately negotiated sales at less than book value at $1.91 per share in September 2002. The Shareholder Protection Committee will seek to develop liquidity for the First American common stock as well as maximize shareholder value.

o In late 2002 and early 2003, a divided First American board refused to proceed with a bona fide proposal by Citizens, Inc. (a New York Stock Exchange listed financial services company, employer of several of the nominees of the Shareholder Protection Committee and a participant in the Committee's solicitation) to be presented to the First American Shareholders. Under that proposed agreement, subject to shareholder approval, First American would have been acquired by Citizens, and First American shareholders would receive $3.50 per share in the form of Class A common stock of Citizens, which trades on the New York Stock Exchange. Citizens withdrew from these negotiations due to lack of agreement with First American, and is not currently in a position to proceed to acquire First American because Citizens would need to complete a detailed review of First American.

o IT IS NOT IN THE BEST INTERESTS OF THE FIRST AMERICAN SHAREHOLDERS TO SQUANDER OPPORTUNITIES SUCH AS OCCURRED WITH CITIZENS, PARTICULARLY SINCE FIRST AMERICAN HAS LIMITED CAPITAL AND ITS SHAREHOLDERS HAVE NO LIQUIDITY FOR THEIR STOCK.

o Shareholders were denied by the present Board an opportunity to evaluate an exchange of their First American shares for shares of Citizens, Inc., a New York Stock Exchange listed company. This simply should not have occurred.

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

   We believe that shareholders have the right and should be allowed the opportunity to decide for themselves whether to vote on an acquisition proposal with significant value.

o First American is losing money, and its stock continues to be illiquid. Its course of action seems to be to entrench management, which does not have significant experience in life insurance sales and management.

o As a small life insurance holding company, First American has two avenues of growth available to it: First, the Company can continue selling new life insurance products, which generally depletes capital before the business becomes profitable, as new business is expensive to put on the books of the Company. Second, the Company can attempt to acquire other life insurance companies or blocks of business. Any acquisitions the Company would consider pursuing at this point would be difficult, because the Company has limited capital (cash) and its stock does not trade publicly. The Shareholder Protection Committee Board nominees will seek to manage the Company in light of these obstacles, rather than continue to entrench current management. Most of the Shareholder Protection Committee nominees are experienced life insurance professionals.

o The present Board of First American has not acted for the benefit of the shareholders as the Company continues to operate at a loss. The present Board's nominees and management are not focused on increasing shareholder value or obtaining liquidity for the First American shareholders.

On April 25, 2003, the Shareholder Protection Committee filed a preliminary proxy statement with the Securities and Exchange Commission, announcing its intention to nominate a new slate of directors to replace the nominated Board of Directors of First American at the Company's next annual meeting on June 2, 2003. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER PROXY SOLICITATION MATERIALS, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the names, affiliations and interest of individuals who may be deemed participants in the solicitation of proxies of First American stockholders by the Shareholder Protection Committee is available in the preliminary proxy statement filed by the Committee with the Commission on Schedule 14A on April 25, 2003.

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

INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THE PRELIMINARY PROXY STATEMENT AND THE DEFINITIVE PROXY STATEMENT (WHEN IT IS AVAILABLE) AND OTHER DOCUMENTS FILED BY THE SHAREHOLDER PROTECTION COMMITTEE WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION AT THE COMMISSION'S WEBSITE AT http://www.sec.gov/. IN ADDITION, YOU MAY OBTAIN A FREE COPY OF THE DEFINITIVE PROXY STATEMENT (WHEN IT IS AVAILABLE) BY CONTACTING OUR PROXY SOLICITOR, GEORGESON SHAREHOLDER COMMUNICATIONS, INC. AT THE TOLL-FREE TELEPHONE NUMBER LISTED BELOW.



   If you have questions or need assistance in voting your shares, please call:

                           (Georgson Sharholder Logo)

                           17 State Street, 10th Floor
                               New York, NY 10004
                           (800) 732-6168 (TOLL FREE)

                     Banks and Brokerage Firms please call:
                                 (212) 440-9800


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